Recording Requested by and
When Recorded Return to:

FOOTHILL CAPITAL CORPORATION
2450 Colorado Avenue
Suite 3000
Santa Monica, California 90404
Attention:  Business Finance
                    Division Manager



STATE OF UTAH                               )
                                            ) ss.
COUNTY OF SALT LAKE                         )


                   ABSOLUTE ASSIGNMENT OF SUB-LEASES AND RENTS
                   -------------------------------------------


                  THIS DOCUMENT SECURES OBLIGATIONS WHICH CONTAIN
PROVISIONS FOR A VARIABLE RATE OF INTEREST.

                  THIS ABSOLUTE ASSIGNMENT OF SUB-LEASES AND RENTS, made as of this 14th day of December, 2000, by EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation ("Assignor"), with its chief executive office located at 600 Komas Drive, Salt Lake City, Utah 84108 to FOOTHILL CAPITAL CORPORATION, a California corporation ("Assignee"), whose address is 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404, Attention: Business Finance Division Manager.

                                WITNESSETH THAT:

                  WHEREAS, Assignor, to evidence and secure a loan indebtedness in the aggregate amount of up to THIRTY Million Dollars ($30,000,000), and Assignee, have executed and Assignor has delivered to Assignee a Loan and Security Agreement ("Loan Agreement") of even date herewith, payable as provided in the Loan Agreement and finally maturing as provided in the Loan Agreement, with interest as therein expressed, and has executed and delivered on the aforesaid date and to secure said Loan Agreement, a Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing ("Mortgage": the Loan Agreement and Mortgage are hereinafter collectively called the "Mortgage Instruments") on Assignor's leasehold and possessory interest in that certain real estate commonly known as 560 ARAPPEN DRIVE, 650 KOMAS

DRIVE, 600 KOMAS DRIVE, 770 KOMAS DRIVE, AND 630 KOMAS DRIVE, in the City of Salt Lake City, County of Salt Lake, State of Utah more particularly described in Exhibit "A" attached hereto and by reference made a part hereof, including the Assignor's interest in the improvements now or hereafter located thereon and the easements, rights and appurtenances thereunto belonging (hereinafter collectively called the "Mortgaged Premises");

                  WHEREAS, Assignor is or will become the lessor under written sub-leases for certain portions of the Mortgaged Premises, and Assignor may hereafter make other sub-leases of the Mortgaged Premises or parts thereof; and

                  WHEREAS, Assignee has required the assignment hereinafter made as a condition to making the above loan.

                  NOW, THEREFORE, Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby BARGAIN, SELL, TRANSFER, ASSIGN, CONVEY, SET OVER and DELIVER unto Assignee, as additional security for the payment of the above described loan indebtedness and the payment and performance of all the terms and conditions of the Mortgage Instruments, and any and all amendments, extensions and renewals thereof, the tenant sub-leases affecting the Mortgaged Premises or any part thereof as set forth in Exhibit "B" attached hereto and made a part hereof, and any sub-leases which may be executed at any time in the future during the life of this Assignment, and all amendments, extensions and renewals of said sub-leases and any of them, all of which are hereinafter called the "Sub-Leases";

                  TOGETHER WITH all of the income, rents, issues, profits, and proceeds of the Sub-Leases;

                  TOGETHER WITH all of the right, power and authority of Assignor to alter, modify or change the terms, conditions and provisions of any or all of the Sub-Leases or to surrender, cancel or terminate the same or to accept any surrender, cancellation or termination of same; and

                  TOGETHER WITH all of the credits, security, deposits, options, rights, powers and privileges of Assignor under any or all of the Sub-Leases, whether heretofore or hereafter existing.

                  1. All capitalized terms which are not defined herein shall have the definitions assigned to such terms in the Loan Agreement. To the extent that there are any conflicting provisions between the Mortgage and this Assignment, the provisions of this Assignment shall govern.

                  2. Assignor hereby authorizes Assignee or Assignee's agents to collect the aforesaid rents and revenues and hereby directs each tenant under a Sub-Lease which affects a portion of the Mortgaged Premises to pay such rents and revenues to Assignee or Assignee's agents; provided, however, that prior to written notice given by Assignee to Assignor of the occurrence of an Event of Default (as defined in the Mortgage) and the Assignee's intent to exercise its rights to such rents and revenues (the "Default Notice"), Assignor shall collect and receive all rents and revenues of the Mortgaged Premises and Assignor shall apply the rents and revenues so collected to the amounts then due and payable in connection with the Mortgage Instruments with the balance, so long as no unrescinded Default Notice has been delivered, to the account of Assignor, it being intended by Assignor and Assignee that this assignment of rents constitutes an absolute present assignment and not an assignment for additional security only.

                  3. Upon delivery of the Default Notice by Assignee to Assignor, and without the necessity of Assignee entering upon and taking and maintaining full control of the Mortgaged Premises in person, by agent or by a court-appointed receiver, Assignee shall immediately be entitled to receive all rents and revenues of the Mortgaged Premises as specified in this Assignment as the same become due and payable, including but not limited to rents then due and unpaid, and all such rents and revenue then held by Assignor or thereafter delivered to Assignor shall, immediately upon delivery of the Default Notice, be held by Assignor as trustee for the benefit of Assignee only. Assignor agrees that commencing upon delivery of the Default Notice each tenant of the Mortgaged Premises shall make such rents payable to and shall pay such rents directly to Assignee or Assignee's agents on Assignee's written demand to each tenant therefor, delivered to each tenant personally, by mail or by delivering such demand to each rental unit, without any liability on the part of said tenant to inquire further as to the existence of a default by Assignor. All such rents collected by Assignee shall be credited against amounts due under each respective Sub-Lease. Assignor shall execute any and all writings and letters reasonably required by Assignee, to be delivered to such tenants, to effectuate the intent of this paragraph.

                  4. Assignor hereby represents, warrants and covenants that there are no presently effective assignments of said rents, except pursuant to the Mortgage, that Assignor has not performed, and will not perform, any acts or has not executed, and will not execute, any instrument which would prevent Assignee from exercising its rights under this Assignment, or which would give rise to any right of set-off against, or reduction of, the rents payable under the Sub-Leases, and that at the time of execution of this Assignment there has been no anticipation or prepayment of any of the rents of the Mortgaged Premises for more than one month prior to the due dates of such rents. Assignor covenants that Assignor will not hereafter collect or accept payment of any rents of the Mortgaged Premises more than one month prior to the due dates of such rents. Assignor further covenants that Assignor will execute and deliver to Assignee such further assignments of rents and revenues of the Mortgaged Premises as Assignee may from time to time reasonably request.

                  5. Upon an Event of Default, Assignee may, in person, by agent or by a court-appointed receiver, regardless of the adequacy of Assignee's security, enter upon and take possession of and maintain full control of the Mortgaged Premises in order to perform all acts necessary and appropri ate for the operation and maintenance thereof including, but not limited to, the execution, cancellation or modification of Sub-Leases (but only in accordance with such Sub-Lease terms and conditions), the collection of all rents and revenues of the Mortgaged Premises, the making of repairs to the Mortgaged Premises and the execution or termination of contracts providing for the management or maintenance of the Mortgaged Premises; all on such terms as are reasonably deemed best to protect the security of this instrument. Upon such taking of possession or control of the Mortgaged Premises, Assignee or its agents shall thereafter prospectively honor the Sub- leases. In the event Assignee elects to seek the appointment of a receiver for the Mortgaged Premises upon an Event of Default, Assignor hereby expressly consents to the appointment of such receiver upon ex parte applications without notice, if permitted under applicable law. Assignee or the receiver shall be entitled to receive a reasonable fee for so managing the Mortgaged Premises. Nothing contained herein nor any collection of rents, payments or other sums by Assignee, or by a receiver, shall be construed to make Assignee a "mortgagee- in-possession" of the Mortgaged Premises so long as Assignee has not itself entered into actual possession of the Mortgaged Premises.

                  6. All rents and revenues collected by Assignee subsequent to delivery of the Default Notice by Assignee to Assignor shall be applied first to the reasonable costs, if any, of taking control of and managing the Mortgaged Premises and collecting the rents, including, but not limited to, reasonable attorneys' fees, receiver's fees, premiums on insurance policies, taxes, assessments and other charges on the Mortgaged Premises, and the costs of discharging any obligation or liability of Assignor as lessor or landlord of the Mortgaged Premises and then to the sums secured by the Mortgage Instruments. Assignee or the receiver shall have access to the books and records used in the operation and maintenance of the Mortgaged
Premises and shall be liable to account to Assignor only for those rents and revenues actually received. Assignee shall not be liable to Assignor, anyone claiming under or through Assignor or anyone having an interest in the Mortgaged Premises by reason of anything done or left undone by Assignee under this Assignment.

                  7. If the rents of the Mortgaged Premises are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Premises and collecting the rents, any reasonable funds expended by Assignee for such purposes shall become obligations of Assignor to Assignee secured by the Mortgage Instruments. Unless Assignee and Assignor agree in writing to other terms of payment, such amounts shall be payable upon notice from Assignee to Assignor requesting payment thereof and shall bear interest from the date of disbursement until paid, at the Default Rate set forth in the Note.

                  8. Any entering upon and taking and maintaining of control of the Mortgaged Premises by Assignee or the receiver, and any application of rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Assignee under applicable law or provided herein.

                  9. Except as may be permitted by the Loan Agreement, Assignor will not (i) execute an assignment of the rents or any part thereof from the Mortgaged Premises to any party other than Assignee unless such assignment shall provide that it is subject and subordinate to this Assignment, and any additional or subsequent assignment executed pursuant hereto, or (ii) except where the tenant is in default thereunder, terminate or consent to the cancellation or surrender of any Sub-Leases of the Mortgaged Premises or of any part thereof, now existing or hereafter to be made or (iii) modify any such Sub-Leases or give consent to any assignment or subletting, which modification, assignment or subletting would materially impair the value of such Sub-Leases, without Assignee's prior written consent, or (iv) accept prepayments of any installments of rent or additional rent to become due under such Sub-Leases more than one (1) month in advance, except prepayments in the nature of security for the performance of the tenant's obligations thereunder, or (v) in any other manner materially impair the value of the Mortgaged Premises or the security of the Assignee for the payment of the indebtedness secured by the Mortgage Instruments or (vi) enter into any Sub-Leases prohibited by the Loan Agreement.

                  10. Except as may be permitted by the Loan Agreement, Assignor will not execute any Sub-Leases of all or a substantial portion of the Mortgaged Premises without the prior written consent of Assignee. All tenants must take actual occupancy of the Mortgaged Premises and Assignor will at all times promptly and faithfully perform, or cause to be performed, all of the material covenants, conditions and agreements contained in all Sub-Leases of the Mortgaged Premises now or hereafter existing, on the part of the lessor thereunder to be kept and performed. If any such Sub-Leases provides for the giving by the tenant of certificates with respect to the status of such Sub-Leases, Assignor shall exercise its right to request such certificates within five (5) days of any demand therefor by Assignee.

                  11. Assignor shall furnish to Assignee, within fifteen (15) days after a request by Assignee to do so, a written statement containing the names of all tenants for the Mortgaged Premises, the terms of their respective Sub-Leases, the spaces occupied, and the rentals paid and any security therefor.

                  12. In addition to the assignment granted herein, Assignor shall, from time to time upon the reasonable request of Assignee, specifically assign to Assignor, by an instrument in writing in such form as may be approved by Assignor, all right, title and interest of Assignor in and to any and all Sub-Leases now or hereafter on or affecting the Mortgaged Premises, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Assignor to collect the rentals under any such Sub-Leases. Assignor shall also execute and deliver to Assignee any notification, financing statement or other document reasonably required by Assignee to perfect the foregoing assignment or the assignment granted herein as to any such Sub-Leases.

                  13. Each Sub-Leases of the Mortgaged Premises or of any part thereof entered into after the date hereof shall provide that, in the event of the enforcement by a receiver, trustee, or Assignee of the remedies provided for by law or by this Assignment, any person succeeding to the interest of Assignor as a result of such enforcement shall not be bound by any payment of rent or additional rent for more than one (1) month in advance, provided, however, that nothing herein set forth shall affect or impair the rights of Assignee to terminate any one or more of such Sub-Leases in connection with the exercise of its remedies hereunder.

                  14. Any notice hereunder by either party hereto to the other shall be given as provided for in the Loan
Agreement.

                  15. Assignor hereby agrees to indemnify and hold the Assignee harmless against and from (a) any and all liability, loss, damage and expense, including reasonable attorneys' fees, which it may or shall incur or which may be asserted under or in connection with this assignment or any of the Sub-Leases, or by reason of any action permitted hereunder or at law taken by the Assignee (including without limitation any action which Assignee in its reasonable discretion may take to protect its interest in the Mortgaged Premises), and (b) any and all claims and demands whatsoever which may be incurred by or asserted against Assignor by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants and conditions contained in any of the Sub-Leases.

                  16. Should Assignee incur any such liability as described in Paragraph 15, the amount thereof, together with interest thereon at the lower of the highest rate permitted by law or the Default Rate under the Loan Agreement shall be payable by Assignor to Assignee immediately upon demand, or at the option of Assignee, Assignee may reimburse itself therefor out of any rents, issues or profits of the Mortgaged Premises collected by Assignee.

                  17. Nothing contained herein shall operate or be construed to obligate Assignee to perform any of the terms, covenants or conditions contained in any Sub-Lease (unless required by law), or to take any measures, legal or otherwise, to enforce collection of any of said rents or other payments.

                  18. Prior to actual entry into and taking possession of the Mortgaged Premises by Assignee, this assignment shall not operate to place upon Assignee any responsibility for the operation, control, care, management or repair of the Mortgaged Premises, or for performance of the terms, covenants, and conditions of any Sub-Leases, and the execution of this assignment by the Assignor shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Premises is and shall be that of Assignor prior to such actual entry and taking of possession.

                  19. Upon payment in full of the principal sum, interest and other indebtedness evidenced by the Mortgage Instruments, this Assignment shall be and become null and void; otherwise, it shall remain in full force and effect as herein provided and, with the covenants, warranties and representations herein contained, shall bind Assignor and all subsequent ground lessees of the Mortgaged Premises and inure to the benefit of Assignee and all subsequent holders of the Mortgage Instruments. The term "Assignee," as used herein shall be construed to mean as of any time the holder for the time being of the Mortgage Instruments and all rights, options, powers, authority and remedies herein granted to Assignee may be exercised or executed at any and all times or from time to time by any holder for the time being of the Mortgage Instruments. This Assignment may not be changed or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of any waiver, change, modification, termination or discharge is sought.

                  IN WITNESS WHEREOF, Assignor has caused this instrument to be executed as of the date first above written.


                            "ASSIGNOR"


                            EVANS & SUTHERLAND COMPUTER
                            CORPORATION, a Utah corporation


                            By       /s/ R. Gaynor
                              -----------------------------------------------
                                     Richard J. Gaynor,
                                     Vice President and
                                     Chief Financial Officer

STATE OF CALIFORNIA                )
                                   ) ss.
COUNTY OF LOS ANGELES              )


                  On December 14, 2000, before me, Greta Johnson, personally appeared RICHARD J. GAYNOR, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument

                  WITNESS my hand and official seal.



                                        /s/ Greta Johnson
                               -----------------------------------------------

                                    EXHIBIT A


PARCEL 1 - 560 ARAPPEN DRIVE:

The leasehold estate and interest which arise pursuant to that certain Lease Agreement, dated September 4, 1979, by and between UNIVERSITY OF UTAH, a corporate and body politic ("Lessor"), and TRI VENTURE, A General Partnership ("Lessee"), and amended by that certain First Addendum to Lease Agreement, dated April 9, 1987, by that certain Second Addendum To Lease Agreement, dated December 31, 1990, and by a Memorandum of Ground Lease and Amendment To Ground Lease recorded June 1, 2000 as Entry No. 7650612, in Book 8365 at Page 3595, of the Official Records of the Salt Lake County Recorder (the Lessee's interest being now held by EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation) in and to the following described tracts of land:

         BEGINNING at a point on the Westerly line of Arappen Drive, said point being North 2324.780 feet and West 686.110 feet from the Salt Lake City Survey Monument at the intersection of Sunnyside Avenue and Padley Street, said Monument is located South 65(degree)48'24" West 3622.62 feet and East 97.00 feet and South 58.20 feet from the Southeast corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian, and running thence South 41(degree)00'00" West 212.00 feet; thence North 49(degree)00'00" West 90.00 feet; thence South 41(degree)00'00" West 340.00 feet; thence South 49(degree)00'00" East
         260.00 feet; thence North 41(degree)00'00" East 342.00 feet, thence North 49(degree)00'00" West 70.00 feet; thence North 41(degree)00'00" East 210.00 feet to the Westerly line of Arappen Drive; thence North 49(degree)00'00" West 100.00 feet along said Westerly line to the point of BEGINNING.

         BEGINNING at a point on the Westerly line of Komas Drive, said point being North 1626.262 feet and West 815.400 feet from the Salt Lake City Survey Monument at the intersection of Sunnyside Avenue and Padley Street, said Monument is located South 65(degree)48'24" West 3622.62 feet and East 97.00 feet and South 58.20 feet from the Southeast corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian, and running thence North 49(degree)00'00" West 450.692 feet; thence South 41(degree)00'00" West 70.00 feet; thence North 49(degree)00'00" West 220.932 feet to a point on the arc of a 692.200 foot radius curve whose center bears South 62(degree)28'51" East; thence Southwesterly 42.964 feet along the arc of said curve to the left through a central angle of 03(degree)33'23"; thence South 49(degree)00'00" East 660.319 feet; thence North 41(degree)00'00" East
         111.443 feet to the point of BEGINNING.

EXCEPTING FROM PARCEL 1, DESCRIBED HEREIN, ANY PORTION LYING WITHIN THE BOUNDS OF KOMAS DRIVE, THE DEDICATION PLAT OF WHICH IS FILED IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER.

PARCEL 2 - 650 KOMAS DRIVE:

The leasehold estate and interest which arise pursuant to that certain Lease Agreement, dated September 5, 1980, by and between UNIVERSITY OF UTAH, a corporate and body politic ("Lessor"), and BLACK HAWK INVESTMENT COMPANY, A General Partnership ("Lessee"), and amended by that certain First Amendment To Lease Agreement, dated June 7, 1982, and by that certain Second Amendment To Lease Agreement, dated September 28, 1982, and by that certain Third Addendum To Lease Agreement, April 9, 1987, and by that certain Fourth Addendum To Lease Agreement, dated December 31, 1990 [record notice of the existence of said Lease Agreement was originally afforded by that certain Short Form Ground Lease recorded April 15, 1983 as Entry No. 3781219, in Book 5451 at Page 2306, of the Official Records of the Salt Lake County Recorder. Further record notice was afforded by a Memorandum Of Ground Lease recorded June 1, 2000 as Entry No. 7650614, in Book 8365 at Page 3602, of the Official Records of the Salt Lake County Recorder; the Lessee's interest being now held by EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation], in and to the following described tract of land:

         BEGINNING at a point on the Westerly line of Komas Drive, said point being North 1626.262 feet and West 815.400 feet from the Salt Lake City Survey Monument at the intersection of Sunnyside Avenue and Padley Street, said Monument is located South 65(degree)48'24" West 3622.62 feet and East 97.00 feet and South 58.20 feet from the Southeast corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian, and running thence South 49(degree)00'00" East 551.954 feet; thence South 41(degree)00'00" West 31.741 feet; thence South 60(degree)00'00" West 601.002 feet; thence North 49(degree)00'00" West
         326.287 feet; thence North 41(degree)00'00" East 488.553 feet; thence North 49(degree)00'00" West 30.000 feet; thence North 41(degree)00'00" East 111.443 feet to the point of BEGINNING.

PARCEL 3 - 600 KOMAS DRIVE:

The leasehold estate and interest which arise pursuant to that certain University of Utah Research Park Master Form Lease Lease Agreement, dated April 9, 1987, by and between UNIVERSITY OF UTAH, a corporation and body politic ("Lessor"), and EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation ("Lessee"), and amended by that certain First Addendum To Lease Agreement, dated December 31, 1990, and by a Memorandum of Ground Lease and Amendment to Ground Lease recorded June 1, 2000 as Entry No. 7650615, in Book 8365 at

Page 3606, of the Official Records of the Salt Lake County Recorder, in and to the following described tract of land:

         BEGINNING at a point which is North 1626.262 feet and West 815.400 feet and South 40(degree)00'00" West 111.443 feet from the Salt Lake City Survey Monument at the intersection of Sunnyside Avenue and Padley Street, said Monuments is located South 65(degree)48'24" West 3622.62 feet and East 97.00 feet and South 58.20 feet from the Southeast corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian, and running thence North 49(degree)00'00" West 660.319 feet to a point on the arc of a 692.200 foot radius curve whose center bears South 66(degree)02'14" East; thence Northeasterly 114.196 feet along the arc of said curve to the right through a central angle of 09(degree)27'08"; thence North 49(degree)00'00" West 6.001 feet; thence South 41(degree)00'00" West 525.082 feet; thence South 12(degree)21'26" East 320.00 feet; thence North 82(degree)47'10" East 208.879 feet to a point on the arc of a 608.887 foot radius curve whose center bears North 82(degree)02'11" East; thence Southeasterly 360.905 feet along the arc of said curve to the left through a central angle of 33(degree)57'39"; thence North 41(degree)00'00" East 593.845 feet; thence North 49(degree)00'00" West 30.00 feet to the point of BEGINNING.

EXCEPTING FROM PARCEL 3, DESCRIBED ABOVE, ANY PORTION LYING WITHIN THE BOUNDS OF WAKARA WAY AND/OR KOMAS DRIVE, THE DEDICATION PLATS OF WHICH ARE FILED IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER.

PARCEL 4 - 770 KOMAS DRIVE:

The leasehold estate and interest which arise pursuant to that certain University Of Utah Research Park Master Form Lease Lease Agreement, dated April 1, 1988, by and between UNIVERSITY OF UTAH, a corporate and body politic ("Lessor"), and EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation ("Lessee"), and amended by that first Addendum To Lease Agreement, dated December 31, 1990, and by a Memorandum Of Ground Lease Agreement and Amendment To Lease recorded June 1, 2000 as Entry No. 7650616, in Book 8365 at Page 3610, of the Official Records of the Salt Lake County Recorder, in and to the following described tract of land:

         BEGINNING at a point which is North 22(degree)00'00" West 179.000 feet from a point on the North line of Sunnyside Avenue, said point being South 89(degree)59'50" West 761.997 feet and North 00(degree)00'10" West 58.200 feet from the Salt Lake City Survey Monument at the intersection of Sunnyside Avenue and Padley Street, said Monument is located South 65(degree)48'24" West 3622.620 feet and East 97.000 feet and South 58.200 feet from the Southeast corner of Section 3, Township 1 South, Range 1 East, Salt




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


         Lake Base and Meridian,  and running thence South 61(degree)09'35" West
         166.781 feet; thence North 52(degree)49'31" West 103.650 feet; thence North 12(degree)49'54" West 461.520 feet; thence North 43(degree)19'53" West 315.935 feet; thence North 44(degree)00'00" East 123.669 feet along the radial line to a point on a curve; thence Southeasterly along the arc of the 212.4714 foot radius curve to the left, arc length =
         274.416 feet, chord length = 255.737 feet (chord bearing = South 83(degree)00'00" East), tangent length = 160.109 feet, central angle = 74(degree)00'00"; thence along the radial line South 30(degree)00'00" East 20.500 feet to the point of tangency; thence North 60(degree)00'00" East 71.108 feet; thence South 49(degree)00'00" East
         33.554 feet; thence South 60(degree)00'00" West 11.730 feet; thence South 22(degree)00'00" East 550.000 feet; thence South 23(degree)00'00" West 217.000 feet to the point of BEGINNING.

PARCEL 5 - 630 KOMAS DRIVE:

The leasehold estate and interest which arise pursuant to that certain University of Utah Research Park Master Form Lease Lease Agreement, dated
December 31, 1990, by and between UNIVERSITY OF UTAH, a corporate and body politic ("Lessor"), and EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation ("Lessee"), amended by a Memorandum Of Ground Lease and Amendment to Ground Lease recorded June 1, 2000 as Entry No. 7650617, in Book 8365 at Page 3614, of the Official Records of the Salt Lake County Recorder, in and to the following described tract of land:

         BEGINNING at a point which is North 886.114 feet and West 1377.035 feet from a Salt Lake City Monument at the intersection of Sunnyside Avenue and Padley Street, said Monument being South 65(degree)48'24" West 3622.62 feet and East 97.00 feet and South 58.20 feet from the Southeast corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian, and running thence North 43(degree)19'53" West
         245.767 feet; thence North 12(degree)21'26" West 312.856 feet; thence North 82(degree)47'10" East 208.879 feet to a point on the arc of a
         608.887 foot radius curve, the center of which bears North 82(degree)02'11" East; thence Southeasterly along said curve to the left through a central angle of 33(degree)57'39", a distance of 360.905 feet; thence North 40(degree)58' East 105.291 feet; thence South 49(degree)00' East 292.731 feet; thence South 60(degree)00' West 71.105 feet; thence North 30(degree)00' West 20.50 feet to a point on the arc of a 212.471 foot radius curve, the center of which bears North 30(degree)00' West; thence Southwesterly along said curve to the right though a central angle of 74(degree)00', a distance of 274.416 feet; thence South 44(degree)00' West 123.669 feet to the point of BEGINNING.






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